Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 15, 2015, with respect to the consolidated financial statements as of and for the year ended December 31, 2014 included in the Annual Report of USMD Holdings, Inc. on Form 10-K for the year ended December 31, 2015. We hereby consent to the incorporation by reference of said report in the Registration Statement of USMD Holdings, Inc. on Form S-8 (File No. 333-197397).

/s/ Grant Thornton LLP
Dallas, Texas
April 14, 2016